UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 26, 2018

Date of report (Date of earliest event reported)

NEW ULM TELECOM, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-3024	41-0440990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 North Minnesota Street

New Ulm, Minnesota 56073

(Address of principal executive offices, including zip code)

(507) 354-4111

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensation of Named Executive Officers

New Ulm Telecom, Inc. (the “Company”) hereby reports information with respect to its President and Chief Executive Officer Bill D. Otis, Chief Operating Officer Barbara A.J. Bornhoft, Chief Financial Officer Curtis O. Kawlewski and Chief Development Officer Craig S. Anderson, each whom will be a Named Executive Officer in the Company’s Proxy Statement for its 2018 Annual Meeting of Shareholders (the “Named Executive Officers”).

Grant of Awards to Named Executive Officers Under the 2018 Annual Bonus Plan

On March 26, 2018, the Compensation Committee and Board adopted a plan for annual incentive compensation to the Company’s Named Executive Officers under its 2018 Management Incentive Plan (“2018 MIP”).  Under the 2018 MIP, the Company established goals under which these Named Executive Officers have the opportunity to earn an annual bonus based on the Company’s financial performance. The financial performance payout for 2018, if any, will be determined by the Company’s 2018 (i) Operating Income Before Interest, Taxes, Depreciation, and Amortization (“OIBITDA”) and (ii) Operating Revenue (“Revenue”).  Each Named Executive Officer’s target opportunity for a financial performance payout is based 50% on OIBITDA and 50% on Revenue, in following amounts as a percentage of Base Salary: - Mr. Otis (20%); Ms. Bornhoft, Mr. Kawlewski, and Mr. Anderson (15%).  For the Named Executive Officers to receive a payout, the Company must achieve threshold in both OIBITDA and Revenue.

Mr. Otis, Ms. Bornhoft and Mr. Kawlewski can earn additional incentive compensation for specific non- financial individual objectives in following amounts as a percentage of Base Salary: - Mr. Otis, Ms. Bornhoft and Mr. Kawlewski (5%).

The following table sets forth information concerning the threshold, target and maximum aggregate (both financial performance and individual) bonus opportunity under the 2018 MIP for the Named Executive Officers:

Named Executive Officer	Base Salary ($)	Bonus Opportunity
		Threshold ($)	Target ($)	Maximum ($)
Bill D. Otis	290,000	43,500	72,500	130,500
Barbara A.J. Bornhoft	186,700	23,338	37,340	65,345
Curtis O. Kawlewski	173,250	21,656	34,650	60,638
Craig S. Anderson	170,000	12,750	25,500	51,000

The Board of Directors retains discretion under the 2018 MIP to make incentive plan cash payments in amounts higher or lower than would otherwise be required under the 2018 MIP.  In addition, all payments under the 2014 MIP are subject to claw back to the extent required by federal law.

Grant of Awards to Named Executive Officers Under 2017 Omnibus Stock Plan

On March 23, 2018, the Board of Directors and Compensation Committee granted awards under the New Ulm Telecom, Inc 2017 Omnibus Stock Plan (“Long Term Incentive Plan” or “LTIP”).  Each Named Executive Officer received a time-based restrictive restricted stock unit (“RSU”) and a performance - based RSU. The time–based RSUs were computed as a percentage of the Named Executive Officer’s Base Salary based on the closing price of Company common stock of $17.00 on March 26, 2018.  The RSUs will vest 100% on December 31, 2020.

2018 Time-Based RSU Grants Under Long Term Incentive Plan

Named Executive Officer	Time-Based RSU as percentage of Base Salary(%)	Dollar Value of Time-Based RSU (*$)	Number of RSUs (#)
Bill D. Otis	10.0	$29,000	1,706
Barbara A.J. Bornhoft	7.5	$14,003	824
Curtis O. Kawlewski	7.5	$12,994	764
Craig S. Anderson	7.5	$12,750	750

2018 Performance-Based RSU Grants Under Long Term Incentive Plan

The performance-based RSUs were computed as a percentage of the Named Executive Officer’s Base Salary based on the closing price of common stock of $17.00 on March 26, 2018.  The RSUs will vest based on the Company’s average Return on Invested Capital (”ROIC”) for the three years ended December 31, 2020. The specific ROIC levels are confidential.  The Board, in its sole discretion, may adjust the ROIC for the performance period, including adjustments that may result in non-GAAP financial measures, such as the effect of changes in accounting standards, tax laws and regulations, and extraordinary, non-recurring or unusual events specified by the Board, including write-offs or write-downs, capital gains or losses, acquisitions or divestitures, restructurings, and litigation judgments and settlements

Award Range	Units Earned as Percent of Target (%)
Threshold	50
Target	100
Maximum	150

Named Executive Officer	Incentive-Based RSU as percentage of Base Salary at Target	Number of performance-based RSUs (#)
		Threshold	Target	Maximum
Bill D. Otis	20.0	1,706	3,412	5,118
Barbara A.J. Bornhoft	7.5	412	824	1,236
Curtis O. Kawlewski	7.5	382	764	1,147
Craig S. Anderson	7.5	375	750	1,125

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Ulm Telecom, Inc.

Date: March 28, 2018	By:	/s/Bill D. Otis
Bill D. Otis
President and Chief Executive Officer

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